Exhbit 8(iii) under Form N-1A
                        Exhibit 10 under Item 601/Reg S-K

                            Amendment #2 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Institutional Funds is hereby amended by adding the following to the List of Portfolios:



THE FOLLOWING IS A LIST OF PORTFOLIOS     THE FOLLOWING IS A LIST OF INVESTMENT
REFERRED TO IN THE FIRST WHEREAS      PORTFOLIOS REFERRED TO IN SECTION 28
CLAUSE OF THE AGREEMENT.              OF THE AGREEMENT.


     Global Emerging Markets Equity Fund Global Emerging Markets Equity Portfolio International Small Company Equity Fund International Small Cmpany Equity Portfolio


Dated as of October 8,1997                      BT INSTITUTIONAL FUNDS



                                          By:/s/ Charles L. Davis, Jr.
                                          Name:  Charles L. Davis, Jr.
                                          Title:    Vice President



                                          BANKERS TRUST COMPANY



                                          By:/s/ Brian W. Wixted
                                          Name:  Brian W. Wixted
                                          Title:    Vice President